UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 27, 2010

WESTWOOD ONE, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-14691	95-3980449
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1166 Avenue of the Americas, 10th Floor New York, NY	10036
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 641-2000

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 Registrant’s Business and Operations

Item 1.01	Entry into a Material Definitive Agreement.

The information in Item 5.02(e) of this Current Report on Form 8-K is hereby incorporated by reference into this Item 1.01.

Item 1.02	Termination of a Material Definitive Agreement.

(a) Effective August 31, 2010, Norman J. Pattiz (“Pattiz”) resigned as Chairman of the Board of Directors (“Board”) of Westwood One, Inc. (the “Company” or “Westwood”). In connection therewith, on August 27, 2010, Pattiz and the Company entered into an Agreement for Termination of Employment Agreement to terminate Pattiz’s employment agreement, made as of April 29, 1998 (as subsequently amended to date), effective August 31, 2010. Pattiz became Chairman Emeritus and Mark Stone, the Company’s Vice-Chairman of the Board, became Chairman of the Board, effective on August 31, 2010. Pattiz agreed to provide consulting services to the Company as described in more detail below. A copy of the Company’s employment agreement with Pattiz was previously filed with the SEC.

Section 5 Corporate Governance and Management

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) As described above, effective August 31, 2010, Norman J. Pattiz resigned as Chairman of the Board and as a director of the Company.

(e) On August 27, 2010, the Company entered into a consulting agreement (“Consulting Agreement”) with Courtside LLC (“Courtside”) for the personal services of Pattiz, such agreement to be effective for one year beginning on September 1, 2010 and ending on August 31, 2010. Pursuant to such agreement, Courtside will provide Pattiz’s consulting services to the Company at an annual fee of $340,000 (payable in monthly installments), which term may be renewed for an additional one-year term upon the mutual agreement of the parties. The Consulting Agreement is terminable by either party upon thirty (30) days’ notice. As part of such agreement, for the term thereof, the Company will continue to provide to Pattiz, office accommodations and an assistant in the Company’s Culver City office, reimbursement for reasonable and customary business expenses and will also pay directly the cost of continued group health benefits pursuant to COBRA for Pattiz. If either: (1) the Consulting Agreement terminates on August 31, 2011 and the Company decides not to renew the Consulting Agreement or (2) if the Company decides to terminate the Consulting Agreement prior to August 31, 2011, the Consulting Agreement will terminate, however, in such event, the Company will continue to engage Pattiz as a consultant through February 28, 2013, or such earlier time as Pattiz voluntarily terminates his services (such period, the “Continued Engagement Period”). During the Continued Engagement Period, no compensation or benefits will be paid by the Company to Pattiz, however, any outstanding stock options issued to Pattiz will continue to vest, subject to the terms of the stock option agreements and the Company’s 2010 Equity Compensation Plan.

As part of the Consulting Agreement, during the term and during the Continued Engagement Period, neither Courtside nor Pattiz will, without the Company’s prior written consent: (1) employ, hire or engage, directly or indirectly, any employee or consultant of the Company or its related entities, or any person or entity under an exclusive contract in radio with the Company or its related entities, to provide voice talent to the Company or its related entities or (2) enter into any agreement which is in any manner competitive with the Company’s then network radio business. Additionally, Courtside and Pattiz have each agreed to customary terms regarding keeping confidential Westwood’s confidential and proprietary information.

Copies of the Consulting Agreement and Agreement for Termination of Employment Agreement are attached hereto as Exhibits 10.1 and 10.2, respectively, the terms of which are incorporated by reference herein in their entirety. A copy of the press release announcing Mr. Pattiz’s retirement and the election of Mark Stone as Chairman of the Board is attached as Exhibit 99.1.
Section 9 Financial Statements and Exhibits
Item 9.01 Financial Statements and Exhibits.
(d)	Exhibits.

The following is a list of the exhibits filed as a part of this Form 8-K:

Exhibit
No.	Description of Exhibit
10.1	Consulting Agreement, made as of August 27, 2010, by and between Courtside, LLC for the personal services of Norman J. Pattiz, and the Company.

10.2	Agreement for Termination of Employment Agreement, made and entered into as of August 27, 2010 by and between the Company and Norman J. Pattiz.

99.1	Press Release, dated as of August 30, 2010, announcing the retirement of Norman J. Pattiz and the election of Mark Stone as Chairman of the Board.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WESTWOOD ONE, INC.
Date: September 2, 2010	By:	/s/ David Hillman
		Name:	David Hillman
		Title:	Chief Administrative Officer; EVP, Business Affairs; General Counsel and Secretary

EXHIBIT INDEX
Current Report on Form 8-K
dated August 27, 2010
Westwood One, Inc.

Exhibit
No.	Description of Exhibit
10.1	Consulting Agreement, made as of August 27, 2010, by and between Courtside, LLC for the personal services of Norman J. Pattiz, and the Company.

10.2	Agreement for Termination of Employment Agreement, made and entered into as of August 27, 2010 by and between the Company and Norman J. Pattiz.

99.1	Press Release, dated as of August 30, 2010, announcing the retirement of Norman J. Pattiz and the election of Mark Stone as Chairman of the Board.